Exhibit 99.1

GENWORTH FINANCIAL, INC.

RETIREMENT AND SAVINGS PLAN

Approved: July 20, 2005

*	Intentionally omitted

Purpose

The Genworth Financial, Inc. Retirement and Savings Plan (the “Plan”) provides employees of Genworth Financial, Inc. (the “Company”) an opportunity for convenient, regular and substantial personal savings for retirement.

The Plan enables employees to invest through Pre-Tax Contributions and accompanying Company Matching Contributions in a diversified variety of funds. In addition, the Company makes yearly contributions which are invested and managed by independent institutional money managers.

The Plan includes two component employee benefit plan features: 1) a qualified cash or deferred arrangement under section 401(k) of the Code (the “Savings Plan Feature”) and 2) a qualified defined contribution retirement plan under section 401(a) of the Code (the “Retirement Plan Feature”). The Savings Plan Feature is also intended to qualify as a Section 404(c) plan for purposes of ERISA.

ARTICLE 1

DEFINITIONS

For the purposes of the Plan, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:

Account or Accounts: A Participant’s interest in the Trust Fund, which shall consist of one or more Accounts as described in Section 4.1.

Affiliate: Any organization under common control with the Company (as determined under Code sections 414(b) and (c)), or that is a member of an affiliated service group with an Employer (as determined under Code section 414(m)) of which the Company is a member.

Alternate Payee: Any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

Beneficiary: The person or entity designated in accordance with Article 10 who is to receive benefits payable from the Plan on account of a Participant’s death.

Board of Directors: The Board of Directors of the Company.

Break in Service: The period of twelve consecutive months during which an Employee has not completed one (1) Hour of Service with a Participating Company, beginning with the Participant’s Termination Date and ending on the first anniversary of such date.

Catch-Up Contributions: A Participant’s contributions as defined in Code section 414(v) and as described in Section 3.4. Catch-up Contributions are credited to a Participant’s Pre-Tax Contributions Account.

ClearCourse. The ClearCourse SM Group Variable Annuity investment option under the Savings Plan Feature.

Close of Trading: The close of regular trading on the New York Stock Exchange on the applicable trading day.

Code: The Internal Revenue Code of 1986, as amended. A reference to a particular Code section shall include a reference to any regulation issued under the section.

Committee: The Benefits Committee appointed by the Board of Directors pursuant to Article 11 to be responsible for the general administration of the Plan.

Company: Genworth Financial, Inc. and any successor by merger, consolidation or otherwise.

Company Stock: Shares or units of common stock of the Company.

Company Stock Fund: An Investment Fund consisting of Company Stock and a small portion of cash.

Compensation: Compensation as defined in section 414(s) of the Code including amounts excluded from gross income under sections 125, 132(f)(4) and 401(k). The amount of an Employee’s Compensation for any calendar year taken into consideration under this Plan shall not exceed $210,000 (for 2005) or such other amount as may be prescribed by section 401(a)(17) of the Code.

Disability: For purposes of this Plan, a Participant’s entitlement to benefits under the Company’s long-term disability plan.

Effective Date: The date General Electric Company’s ownership of the Company ceases to be more than 50%.

Eligible Pay: All salary or wages from the Participating Company, including:

(a)	payments for overtime, vacation pay and shift differential pay;

(b)	commissions earned while employed;

(c)	bonuses;

(d)	Pre-Tax Contributions under this Plan; and

(e)	amounts excluded from a Participant’s gross income pursuant to section 125(a) or 132(f)(4) of the Code.

Eligible Pay excludes:

(f)	moving expenses and living allowances;

(g)	retainers;

(h)	hiring and referral bonuses;

(i)	expense reimbursements;

(j)	prizes and management and suggestion awards;

(k)	cash and non-cash fringe benefits;

(l)	deferred salaries and deferred bonuses;

(m)	Reach for Success payments;

(n)	Payments from other Company plans, such as long-term disability or job-loss benefits;

(o)	severance payments;

(p)	stock options and other equity or long-term incentive awards, or income related to the exercise of such options or awards;

(q)	any special payments made for services performed outside a Participant’s regular duties; and

(r)	any other payments, which may not be listed.

Eligible Pay for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Eligible Pay for the portion of the Plan Year in which the Employee is eligible to participate in the Plan.

The amount of an Employee’s Eligible Pay for any calendar year taken into consideration under this Plan shall not exceed $210,000 (for 2005) or such other amount as may be prescribed by section 401(a)(17) of the Code.

Employee: means any employee regularly employed by and receiving Eligible Pay from a Participating Company who is scheduled to perform at least 1,000 Hours of Service. The participation of such designated employees shall be in accordance with such rules and regulations as the Company may establish. Notwithstanding any provision of the Plan to the contrary, the term “Employee” shall not include for any purpose of the Plan any independent contractor, leased employee as defined in Code section 414(n)(6), any other such individual performing services for a Participating Company, regardless of whether or in whatever manner a Participating Company provides for such person’s remuneration, or any individual classified by the Company as a temporary employee, co-op employee or intern.

Employer: The Company and any Participating Company.

Employment Date: The date on which an Employee first performs an Hour of Service for the Company or an Affiliate. However, in the case of an Employee whose employment with an Affiliate commenced at a time when such company was not an Affiliate, the “Employment Date,” for purposes of the Plan, shall not precede the date such company became an Affiliate except as expressly provided by the Board of Directors in a non-discriminatory manner.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

Executive: An Employee assigned to salary band 1 of the Company’s compensation system or a position of equivalent responsibility, as designated by the Company.

Fiduciary: The term fiduciary as defined in Section 3(21) of ERISA with accompanying duties as described in Part 4 of Title I of ERISA.

Forfeiture: Any portion of a Participant’s Account under the Retirement Plan Feature of the Plan that does not become part of his Vested Account balance and which is forfeited under Section 5.1(C).

GE: General Electric Company.

GE Pension Benefit Service: For purposes of this Plan, Participant’s GE Pension Benefit Service on the Effective Date of the Plan is equivalent to his credited years of service as recognized by GE under the GE Pension Plan.

Highly Compensated Employee: for any calendar year means an Employee who (a) received Compensation in excess of $95,000 (as adjusted for cost of living changes) for the preceding calendar year and, if the Committee so elects, was also in the top 20 percent of Employees by Compensation for such preceding year or (b) was a five-percent owner at any time during such calendar year or preceding calendar year. The determination of whether an Employee is a Highly Compensated Employee shall be made in accordance with section 414(q) of the Code.

Investment Committee: The Fiduciary and Investment Committee appointed by the Board of Directors which, pursuant to Article 6, is responsible for selecting and monitoring the performance of Plan investments and Investment Managers and compliance with the applicable fiduciary requirements of ERISA.

Investment Funds: The investment options selected by the Investment Committee under the Savings Plan Feature in which Participants may direct the investment of their Accounts.

Investment Manager: A person or entity other than the Trustee or the Committee, as selected by the Investment Committee:

(a) Who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services relating to the management, acquisition or disposition of assets of a plan under the laws of more than one state; and

(b) Who has acknowledged in writing that it is a Fiduciary with respect to the Plan.

Matching Contributions: Contributions made by an Employer pursuant to Section 3.3 with respect to a Participant’s Pre-Tax Contributions.

Normal Retirement Age: The date a Participant attains age 65.

Participant: An Employee who has met the eligibility requirements of the Plan as set forth in Article 2 and who continues to be entitled to any benefits under the Plan.

Participating Company: The Company and any Affiliates that have adopted the Plan as outlined in Article 12.

Pre-Tax Contributions: Contributions made by an Employer pursuant to Participant Pre-Tax Contribution elections pursuant to Section 3.1.

Plan: The Genworth Financial, Inc. Retirement and Savings Plan, as set forth herein and as amended from time to time.

Plan Year: The calendar year. The initial Plan Year shall be the short period beginning on the Effective Date and ending December 31, 2005.

Qualified Domestic Relations Order: A domestic relations order that meets the requirement of Code section 414(p).

Qualified Joint and Survivor Annuity: An annuity that can be purchased with the portion of the Participant’s Account that is invested in ClearCourse and that is immediately payable for the lifetime of the Participant, with a survivor annuity for the lifetime of his surviving Spouse that is equal to at least 50% and no more than 100% of the amount of the annuity that is payable during the joint lifetimes of the Participant and his Spouse. If more than one survivor annuity is made available under ClearCourse, the Committee will specify the Qualified Joint and Survivor Annuity. The Plan shall be administered to prevent the application of survivor annuity requirements under the Code and ERISA to the portions of Participants’ Accounts that are not invested in ClearCourse by prohibiting the transfer of ClearCourse funds to other investment options after a Participant has made an election to receive an annuity payment.

Qualified Pre-Retirement Survivor Annuity: A benefit providing an annuity for the life of a surviving Spouse with the portion of the Participant’s Account that is invested in ClearCourse, equal to at least 50% of the benefit to which the Participant would have been entitled, payable on account of a vested Participant’s death prior to retirement.

Restricted Group: Includes any Employee who is a Highly Compensated Employee.

Retirement Contributions: Annual contributions made by an Employer under the Retirement Plan Feature pursuant to Section 3.6.

Retirement Plan Feature: The component of the Plan consisting of Retirement Contributions and Transition Contributions and associated earnings and losses.

Rollover Contributions: Contributions pursuant to Section 3.5.

Savings Plan Feature: The component of the Plan consisting of the Pre-Tax Contributions, Catch-up Contributions, Matching Contributions and Rollover Contributions, and associated earnings and losses.

Service: An Employee’s period of employment with a Participating Company, beginning with the Employee’s date of employment and ending with his Termination Date. Date of employment means the first day upon which an Employee completes an Hour of Service. An Employee’s Service shall be computed in accordance with the following rules:

A. Year of Service: Each period of twelve (12) consecutive months of Service beginning on the Employee’s date of employment and ending on his Termination Date, subject to the following rules.

(i) Computation and Exclusions. Service will be computed by measuring months from the Participant’s date of employment, counting each month as 1/12 year, with a period of service covering 15 or more days within a calendar month counted as one month (for the first or last month worked).

(ii) Leaves of Absence. Years of Service will include a period of absence that is approved under the Employer’s standard, uniform personnel policies, provided that the maximum credit for any such absence will be 12 months. Years of Service will be determined by including each period of absence that otherwise is determined by the Administrator to qualify as “leave” under the Family and Medical Leave Act of 1993, as amended.

(iii) Service Spanning. If an Employee quits, is discharged, or retires and returns to work within the 12-month period beginning on his initial absence from service, such period of absence shall be credited as a period of Service.

B. Hour of Service: means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; or (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

An Hour of Service must be counted for the purpose of determining a Year of Service, a Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c), as amended, are incorporated herein by this reference.

C. One-Year Break in Service. A twelve (12) month period during which an Employee is not employed by a Participating Company following his Termination Date. If an Employee is absent on account of maternity or paternity leave (as described below), the Employee will not be considered to have incurred a One-Year Break in Service for the first twelve (12) month period in which he or she would otherwise have had a One-Year Break in Service. Maternity or paternity leave means a period during which an Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) the Employee’s caring for a child immediately after the birth or placement of the child.

D. Disregard of Service. In the event an Employee incurs one or more One-Year Breaks in Service, Service prior to such breaks may be disregarded as follows:

(i) If a Participant incurs a Break in Service at a time when he has no Vested right to his Account balance derived from Retirement Contributions or Transition Contributions, Service accrued prior to the Break in Service will not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five (5) or the Participant’s aggregate number of Years of Service. Aggregate Years of Service will not include any Years of Service disregarded under this Section by reason of a prior Break in Service.

(ii) If a Participant incurs a Break in Service, Service accrued after the Break in Service will not be taken into account when determining the Vested right to any Retirement Contributions or Transition Contributions made before the Break in Service.

(iii) In all other cases, Service accrued prior to a Participant’s Break in Service will be taken into account.

Single Life Annuity: An annuity that can be purchased with the portion of the Participant’s Account that is invested in ClearCourse that is immediately payable for the lifetime of the Participant, with guaranteed minimum payments to the Participant (or, with respect to the Pre-Retirement Survivor Annuity, surviving Spouse) or his Beneficiary for 20 years. If the Participant or Spouse dies before the minimum number of payments are made, the Participant’s (or Spouse’s) Beneficiary will receive the remaining number of guaranteed payments.

Spouse: The person to whom a Participant is legally married on the earlier of the date benefits commence or the date of the Participant’s death. A former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order. Same sex domestic partners shall not be recognized as a spouse for purposes of the Plan.

Termination Date: The earlier of (a) the date the Employee quits, retires, is discharged or dies; or (b) the first anniversary of the beginning date of a paid or unpaid absence, for any reason other than resignation, retirement, discharge or death; provided that a Termination Date will not occur during an authorized leave of absence that is included in Years of Service; and provided further that the Termination Date of the Employee who quits, retires, is discharged or dies before the first anniversary of his absence from service will be the date such event occurs.

Transition Contributions: Additional annual contributions made by an Employer to designated Participants under the Retirement Plan Feature pursuant to Section 3.7.

Trust or Trust Fund: The Plan assets held by the Trustee under the Plan.

Trustee or Trustees: The trustee or trustees appointed by the Board of Directors pursuant to the provisions of Section 6.2 and named as such in or pursuant to the Trust Agreement.

Valuation Date: Each business day of the Plan Year.

Vested: The nonforfeitable portion of a Participant’s Account.

ARTICLE 2

PARTICIPATION

2.1 Eligibility

A. All Employees employed by a Participating Company are eligible to become Participants in the Plan. Participation in the Savings Plan Feature shall be entirely voluntary and the election may be to participate through Pre-Tax Savings Contributions or through Rollover Contributions. Participant elections are not required in order to participate in the Retirement Plan Feature.

B. An individual who is hired as an Employee may commence participation in the Plan as soon as administratively practicable after the commencement of employment in accordance with established administrative procedures. However, if such individual is employed on a temporary basis, he may not commence participation until his completion of 1,000 Hours of Service in a single calendar year. A Participant (or an Employee who was eligible to commence participation but declined to do so) who terminates employment or otherwise ceases to be an Employee may recommence (or commence) participation as soon as administratively practicable after the date he again becomes an eligible Employee.

2.2 Duration of Participation; Reemployment.

A. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by a Participating Company, he shall be eligible to be a Participant as of the date of his reemployment if he meets the eligibility requirements of Section 2.1.

B. If an Employee terminates employment before meeting the eligibility requirements of Section 2.1, and then is reemployed by a Participating Company, he shall have to satisfy such eligibility requirements before becoming a Participant.

2.3 Cessation of Participation with Continued Employment.

If a Participant ceases to be eligible to participate, but continues in the employ of a Participating Company, he will not be deemed to have terminated employment for purposes of the Plan. The Account of such Participant shall continue to be held in the Plan and to receive allocations of Trust Fund earnings pursuant to Section 4.2, but Pre-Tax Contributions, Matching Contributions and Retirement Plan Feature contributions made on his behalf shall cease. If the individual becomes an eligible Employee again, he or she may elect to resume Pre-Tax Contributions on the date he or she again becomes an eligible Employee. The Participant’s Account balance shall be distributable upon his termination of employment, pursuant to the provisions of Article 9.

ARTICLE 3

CONTRIBUTIONS

3.1 Savings Plan Feature - Pre-Tax Contributions

A. Rate of Savings

A Participant actively employed with the Company may elect to have Pre-Tax Contributions made to the Plan at a rate equal to any percentage of Eligible Pay from 1% to 50% and have the deferred amount contributed to the Trust. Elections may be made in tenths of a percentage of Eligible Pay if desired by the Participant. The deferred amounts shall be deferred pursuant to section 401(k) of the Code and shall be called “Pre-Tax Contributions”.

B. Employee Authorization

Participants shall designate their rate of Pre-Tax Contributions by means of a signed payroll deduction and deferral authorization form, or by such other procedure as may be provided by the Committee. The initial rate of deduction and deferral authorized by the Participant must be received in accordance with established administrative procedures. The initial authorization shall continue in effect, notwithstanding any change in the Participant’s Eligible Pay, until the Participant authorizes a change in his rate of deduction or deferral, or until the Participant becomes ineligible for the Plan.

C. Investment Fund Election

Participants shall designate their choice of Investment Funds on their initial enrollment under such procedure as may be provided by the Committee. Such designation shall continue in effect, until the Participant authorizes a change in the Investment Funds as provided in Section 3.2.

D. Automatic Enrollment

If an Employee does not designate a rate of Pre-Tax Contributions pursuant to the procedures in Paragraph B, above, the Plan shall provide for Automatic Enrollment (“Automatic Enrollment”) with a Pre-Tax Contribution rate of three percent (3%) of Eligible Pay. The Committee shall designate the Investment Fund for contributions made pursuant to Automatic Enrollment. Such Pre-Tax Contributions and Investment Fund designation shall continue in effect until changed pursuant to the provisions of Paragraph B or C, above, as applicable.

The Plan shall provide the Participant with the opportunity to cancel the Automatic Enrollment within 30 days of his or her first day of employment or re-employment with the Company, as applicable. If the Participant does not cancel his Automatic Enrollment within this time period, the Participant can cancel his participation at any time, but any Pre-Tax Contributions made to the Plan shall remain in the Plan until a distribution or withdrawal is otherwise available. The Automatic Enrollment feature shall be administered pursuant to Committee procedures as may be amended from time to time and communicated to Participants.

E. Restrictions on Pre-Tax Contributions

In no event shall a Participant’s Pre-Tax Contributions, plus such Participant’s elective deferrals (within the meaning of section 402(g)(3) of the Code) to any other qualified cash or deferred arrangement maintained by the Company, for any calendar year exceed such amount as may be in effect for such year under section 402(g) of the Code ($14,000 for 2005). If a Participant’s Pre-Tax Contributions are allowed to exceed the limit, amounts above the limit and any income or loss earned thereon shall be distributed to the Participant by April 15 of the year following the year in which the contributions were made. If a Participant made contributions to other qualified plans or arrangements during the calendar year such that the sum of all his contributions exceed the limitation, the Participant may request in writing, prior to March 1 of the calendar year following the year in which the contributions were made, a distribution of the specified excess amount and any income or loss earned thereon. These amounts shall be distributed by April 15 of that year. Distributions of excess Pre-Tax Contributions and income or loss thereon shall be taken first pro rata from all Investment Funds in which the Participant’s Account is invested, except ClearCourse. Any remaining excess will be taken from the Participant’s ClearCourse account, if applicable. The income or loss applicable to the excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss on Pre-Tax Contributions for the Plan Year by a fraction, in which the numerator is the required reduction in Pre-Tax Contributions and the denominator is the closing balance of the Pre-Tax Contributions account at the end of the Plan Year adjusted to exclude the income or loss for such year.

3.2 Changes in Pre-Tax Contributions

A. Changes in Rate of Pre-Tax Contributions

A Participant may at any time by written notice to his payroll component or by such other procedure as may be provided by the Committee:

i.	Discontinue Pre-Tax Contributions;

ii.	Resume Pre-Tax Contributions; or

iii.	Increase or reduce the rate of Pre-Tax Contributions.

Changes are effective as soon as administratively practicable after the notice is received and processed.

B. Daily Change of Investment Election

A Participant may change election of Investment Funds on a daily basis.

C. Procedure

Changes in the rate of Pre-Tax Contributions or changes in Investment Fund elections shall be made by delivering a properly executed payroll deduction and deferral authorization form to the payroll component or by such other procedure as may be provided by the Company. Any change elected by a Participant pursuant to this Section must be received in accordance with established administrative procedures.

3.3 Savings Plan Feature – Company Matching Contributions

The Company will contribute for the Plan Year a safe harbor Matching Contribution to the Plan on behalf of each Participant equal to one-hundred percent (100%) of the amount of the Participant’s Pre-Tax Contributions that do not exceed three percent (3%) of the Participant’s Eligible Pay for the Plan Year, plus fifty percent (50%) of the amount of the Participant’s Pre-Tax Contributions that exceed three percent (3%) of the Participant’s Eligible Pay but that do not exceed five percent (5%) of the Participant’s Eligible Pay. The Matching Contribution is intended to satisfy the safe harbor requirements of Code section 401(k)(12) and the regulations thereunder for deemed satisfaction of the “ADP” and “ACP” nondiscrimination tests for the Plan Year under Section 1.401(k)-1(b) and 1.401(m)-1(b) of the Regulations.

The Participant’s Account balance derived from Matching Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, Disability, financial hardship or an event described in section 401(k)(10) of the Code. In addition, such Matching Contributions shall satisfy the safe harbor requirements without regard to permitted disparity under Code section 401(l). Each Plan Year, the Company shall provide written notice to active Participants of their rights and obligations with respect to the safe harbor Matching Contribution.

3.4 Savings Plan Feature - Catch-Up Contributions

A. A Participant actively employed with a Participating Company who will be at least age 50 before the close of the calendar year and is precluded from making Pre-Tax Contributions on account of any limit or restriction referred to in section 414(v)(5)(B) of the Code shall be permitted to make Catch-Up Contributions in accordance with the rules of this Section.

B. The maximum amount of such Catch-Up Contributions by such a Participant in a calendar year shall be equal to (a) $4,000 for 2005, (c) $5,000 for 2006 and (d) $5,000 as adjusted in accordance with section 414(v)(2)(C) of the Code for 2007 and thereafter. Each such amount is intended to reflect the maximum on Catch-Up Contributions in effect under section 414(v)(2)(B) of the Code and shall automatically adjust, as necessary, in the event said provision is amended. In addition, in no event shall the amount of Catch-Up Contributions exceed the Participant’s Compensation (as defined in Article 1) less his Pre-Tax Contributions for the calendar year.

C. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of transmitting such amounts to the Trust, vesting, withdrawals, distributions and loans. Amounts transmitted to the Trust as Catch-Up Contributions shall be initially invested pursuant to a separate election made by the Participant in multiples of 1% among the same investment alternatives and consistent with the election procedures and valuation rules that apply to Pre-Tax Contributions. After such initial investment, investments attributable to Catch-Up Contributions may be switched along with the other investments credited to the Participant’s Account pursuant to the directed investment rules of Article 6 and accompanying investment procedures and guidelines provided by the Committee for the Investment Funds under the Plan.

D. No Matching Contributions shall be made with respect to Catch-Up Contributions.

E. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

F. Catch-Up Contributions, including Participant elections to make Catch-Up Contributions, any recharacterization of excess savings as Catch-Up Contributions and any recharacterization or return to Participants of ineligible Catch-Up Contributions, shall be made in accordance with rules established by the Committee consistent with this Section.

G. This Section shall be applied in accordance with and subject to section 414(v) of the Code.

3.5 Savings Plan Feature - Rollover Contributions

A. An Employee may elect to have a direct rollover made to the Plan of all or a portion of an eligible rollover distribution within the meaning of section 402(c)(4) of the Code from (a) a qualified plan described in section 401(a) or 403(a) of the Code, (b) an annuity contract described in section 403(b) of the Code or (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Such direct rollover shall consist solely of cash and be made in accordance with the requirements of applicable provisions of the Code and regulations. Amounts attributable to employee after-tax contributions are not eligible for rollover to this Plan.

B. An Employee may elect to transfer to the Plan all or a portion of an eligible rollover distribution within the meaning of section 402(c)(4) of the Code from (a) a qualified plan described in section 401(a) or 403(a) of the Code, (b) an annuity contract described in section 403(b) of the Code or (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. An Employee may also elect to transfer to the Plan all or a portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over. Transfers made under this subparagraph shall consist solely of cash and be within sixty (60) days of receipt of the distribution (or such longer period as may be permitted by section 402(c)(3)(B) or 408(d)(3)(I) of the Code). Such transfers shall otherwise be includible in gross income and be made in accordance with the requirements of applicable provisions of the Code and regulations.

C. Subject to the approval of the Committee, the Trustees shall accept the transfer to the Trust of the entire balance to the credit of a participant in a qualified plan of another employer or in another qualified plan of a Participating Company (except amounts attributable to employee after-tax contributions) provided, (i) it is determined that the plan of the other employer can make such a transfer and that all requirements imposed by the Code with respect to such transfer and the amount being transferred will be met, (ii) it is determined that the plan is a defined contribution plan which is not subject to the minimum funding requirements of section 412 of the Code or the joint and survivor and preretirement survivor annuity requirements of sections 401(a)(11) and 417 of the Code, and, (iii) in the case of a plan of another employer, the trustees of such plan agree to make such a transfer in cash.

D. Credits received from a qualified rollover or trustee to trustee transfer shall be credited to the Participant’s Account as soon as administratively practicable after such credits are received by the Trust.

E. No Matching Contributions shall be made with respect to Rollover Contributions.

3.6 Retirement Plan Feature – Retirement Contributions

A. The Company shall make Retirement Contributions on behalf of each Participant eligible to share in allocations as described in Section 4.1(C) in accordance with the applicable non-discrimination requirements of Code section 401(a)(4). Retirement Contributions are based on the Participant’s age [as of the last day of the Plan Year] and Eligible Pay [during the Plan Year], as indicated in the following table:

Participant’s Age	Percentage of Eligible Pay
Under 35	3.00%
35-39	4.00%
40-44	5.50%
45-49	6.75%
50-54	8.00%
55 and older	9.25%

B. Notwithstanding the foregoing, the Employer’s contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code section 404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code section 404.

C. No Matching Contributions shall be made with respect to Retirement Contributions.

3.7 Retirement Plan Feature – Transition Contributions

A. The Company shall make Transition Contributions on behalf of a Participant who meets either of the following two criteria on the Effective Date of the Plan:

(i) The Participant has twenty-five (25) years or more of GE Pension Benefit Service; or

(ii) The Participant is at least fifty (50) years of age and has fifteen (15) years or more of GE Pension Benefit Service.

B. The amount of the Transition Contribution is based on an eligible Participant’s age and years of GE Pension Benefit Service on the Effective Date of the Plan, as indicated in the following table:

Age at Plan Effective Date	15-19 Years*	20-24 Years*	25-29 Years*	30 or More Years*
49 and younger	0%	0%	10%	10%
50-54	6%	10%	12%	12%
55 or older	6%	10%	15%	18%

*	Years of GE Pension Benefit Service at Plan Effective Date

C. Transition Contributions shall be made by the Company in addition to Retirement Contributions. To receive an annual Transition Contribution, a Participant must fall within the designated age and service ranges on the Effective Date and must be in Service with the Company or a Participating Company on the last day of the respective Plan Year for which the Transition Contribution is made. Each Participant who is employed in a position within the Company that resides in salary band 1 throughout any two or more consecutive years out of the last five year period as of the Effective Date is not eligible for Transition Contributions even though otherwise eligible on account of meeting the age and service requirements noted in the preceding table.

D. Transition Contributions shall be made on behalf of eligible Participants for a maximum period of one hundred twenty (120) months following the Effective Date of the Plan. Notwithstanding the foregoing, a Participant’s eligibility for Transition Contributions shall cease prior to the end of the 120-month period as follows:

(i) immediately upon the Participant’s severance from Service from a Participating Company;

(ii) at the end of the then current Plan Year in which the Participant retires after the attainment of age sixty (60);

(iii) at the end of the six (6) month period after the Participant becomes Disabled and receives benefits under the Company’s long-term disability plan;

(iv) immediately upon the Participant’s death; or

(v) immediately upon the Participant’s placement in a position within the Company that resides in salary band 1 of the Company’s compensation system.

E. No Matching Contributions shall be made with respect to Transition Contributions.

3.8 Time and Manner of Payment of Contributions

A. Pre-Tax Contributions and Catch-up Contributions shall be paid by the Employer to the Trust as soon as practicable after such contributions have been withheld from the Participant’s Eligible Pay, but in no event later than required under regulations issued by the Department of Labor. Until transmitted to the Trust, such amounts may be held with the general funds of the Employer.

B. Matching Contributions shall be paid by the Employer to the Trust according to the payroll-period method. This method relates each Matching Contribution to the corresponding Pre-Tax Contribution, and deposits of Matching Contributions shall cease when the Participant’s Pre-Tax Contributions attain applicable Code limits. Retirement Contributions and Transition Contributions for any Plan Year shall be paid at least annually in one or more payments at any time; provided that the total amount of the Employer Contributions for any Plan Year shall be paid to the Trust not later than the date on which the Employer’s income tax return is required to be filed, including any extensions for filing obtained.

3.9 Non-Reversion

A. It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Company’s contribution under the Plan for any Plan Year shall be conditioned upon: (a) the Plan initially being a qualified plan under Code section 401(a) for such Plan Year and (b) the contribution being deductible under Code section 404. If, after the Company’s contribution has been made, it is determined that a condition described in (a) or (b) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, the Trustee shall refund to the Company, within one year of the date the contribution is remitted to the Trust, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (a) or (b) not being satisfied, subject to the following rules:

(i) The Trustee shall be under no obligation to make such refund unless a written direction to make the refund, signed by an authorized representative of the Committee, is submitted to the Trustee.

(ii) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

(iii) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Committee’s written direction to act.

ARTICLE 4

ACCOUNTS AND ALLOCATIONS

4.1 Participants’ Accounts

The following Accounts shall be maintained for each Participant:

A. Pre-Tax Contributions Account, to which shall be allocated Pre-Tax Contributions made pursuant to Section 3.1, and Catch-Up Contributions made pursuant to Section 3.4, and earnings thereon.

B. Matching Contributions Account, to which shall be allocated Matching Contributions made pursuant to Section 3.3, and earnings thereon.

C. Retirement Contributions Account, to which shall be allocated the Participant’s share of Retirement Contributions made pursuant to Section 3.6, and earnings thereon.

D. Transition Contributions Account, to which shall be allocated the Participant’s share of Transition Contributions made pursuant to Section 3.7, and earnings thereon.

E. Rollover Contributions Account, to which shall be credited amounts transferred pursuant to Section 3.5, and earnings thereon.

4.2 Allocation of Contributions; Earnings

A. Pre-Tax Contributions shall be allocated to a Participant’s Account as soon as administratively practicable after each payroll period but no later than fifteen (15) business days following the last day of the month in which such contributions are received by the Trust.

B. Matching Contributions shall be allocated to the Accounts of Participants who made Pre-Tax Contributions during the Plan Year. Allocations shall be made as soon as administratively practicable after each payroll period.

C. Retirement Contributions for any Plan Year may be paid, in the Company’s discretion, to the Trust Fund during such Plan Year (for allocation as of the end of such Plan Year), but in any event shall be paid to the Trust Fund no later than the due date for filing the Company’s income tax return for such Plan Year (taking into account any extensions), or such later date as may be prescribed by law for the Company to receive a deduction for such contribution with respect to the Plan Year allocated; provided, however, that the Committee shall allocate the Retirement Contributions to the Accounts of Participants (i) who are Employees of the Company or a Participating Company on the last day of the Plan Year, (ii) who performed a Year of Service during the Plan Year and otherwise meet the eligibility requirements for Retirement Contributions, and (iii) to any Participant who has assets credited to his Account and who retired (at or after age 60), died or became Disabled during the Plan Year.

D. Transition Contributions for any Plan Year may be paid, in the Company’s discretion, to the Trust Fund during such Plan Year (for allocation as of the end of such Plan Year), but in any event shall be paid to the Trust Fund no later than the due date for filing the Company’s income tax return for such Plan Year (taking into account any extensions), or such later date as may be prescribed by law for the Company to receive a deduction for such contribution with respect to the Plan Year allocated; provided however, that the Committee shall allocate the Transition Contributions to the Accounts of Participants (i) who are Employees of the Company or any Participating Company on the last day of the Plan Year and (ii) who are eligible for Transition Contributions, or to any Transition Contributions eligible Participant who has assets credited to his Account and who retired (at or after age 60), died or became Disabled during the Plan Year.

E. As of each Valuation Date, the Trustee shall determine the fair market value of each Participant’s Account and any increase or decrease in the value of the Trust Fund since the last Valuation Date. Before crediting the contributions allocated pursuant to Paragraphs A, B, C and D above, the Committee shall proportionately allocate the net income or losses since the last Valuation Date on the basis of the balance in each Participant’s Account as of the last preceding Valuation Date adjusted by subtracting any withdrawals or distributions since the last Valuation Date.

F. The Accounts of Participants adjusted in accordance with this Section shall be determinative of the value of the interest of each Participant in the Trust Fund for all purposes until a subsequent determination is made by the Trustee.

4.3 Allocation of Forfeitures

A. As of each Valuation Date, any amounts of Retirement Contributions and Transition Contributions which became Forfeitures since the last Valuation Date shall be used to reduce the Retirement Contributions or Transition Contributions for the then current Plan Year.

B. Any remaining Forfeitures shall be held in a Forfeiture Account which shall be allocated pursuant to Paragraph A for subsequent Plan Years. Such forfeitures may also be applied either to reduce Company Matching Contributions otherwise payable under Section 3.3, or to pay Plan expenses, at the discretion of the Committee.

4.4 Correction of Error

If an error is made in the adjustment of a Participant’s Accounts, the error shall be corrected by the Committee, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall the Accounts of other Participants be adjusted because of the error.

4.5 Trust as Single Fund

The creation of separate Accounts for accounting and bookkeeping purposes shall not restrict the Trustee in operating the Trust as a single Fund. Allocations to the Accounts of Participants in accordance with this Article 4 shall not vest any right or title to any part of the assets of the Investment Funds in such Participants, except as provided in Article 5.

ARTICLE 5

VESTING

5.1 Vesting

A. A Participant shall be 100% Vested at all times in his Pre-Tax Contributions, Matching Contributions and Rollover Contributions Accounts.

B. A Participant shall vest in his Retirement Contributions and Transition Contributions Accounts upon the completion of five (5) Years of Service according to the following schedule:

Full Years of Service	Vested Percentage
1	0%
2	0%
3	0%
4	0%
5 or more	100%

Years of Service for a Participant employed by Genworth on the Effective Date of the Plan shall include his Pension Benefit Service recognized by General Electric during participation in the GE Pension Plan. Pension Benefit Service may also include any period of service with another employer as may be approved from time to time by the Company.

C. A Participant will forfeit the non-vested portion of his Account on the earlier of:

(i) The full and final distribution of the Vested portion of a terminated Participant’s Accounts, or

(ii) The last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service.

For purposes of subparagraph (i) above, in the case of a terminated Participant whose Vested benefit is zero, such terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Paragraph F.

D. Notwithstanding the Vesting schedule above, all amounts credited to the Account of any affected Participant shall become 100% Vested upon:

(i) any full or partial termination of the Plan;

(ii) the Participant’s attainment of Normal Retirement Age (age 65) while actively in Service;

(iii) the death of the Participant; or

(iv) the Participant’s termination of employment upon meeting eligibility for Company paid long-term disability benefits.

E. The computation of a Participant’s Vested percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to the Plan. If the Plan is amended to change or modify any Vesting schedule, a Participant with at least three (3) Years of Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

F. If any terminated Participant shall be reemployed by the Company or a Participating Company before five (5) consecutive One-Year Breaks in Service, and such Terminated Participant had received, or was deemed to have received, a distribution of his Vested interest prior to his reemployment, his prior Service and forfeited Account if any shall be reinstated upon reemployment by a Participating Company. If a terminated Participant is reemployed by a Participating Company after five (5) consecutive One-Year Breaks in Service, the amount of Service he performed before his termination of Service shall be disregarded in applying the Vesting schedule to his post-reemployment Account balance.

G. Any forfeitures under this Article will be applied either to reduce Retirement Contributions and/or Transition Contributions otherwise payable under Section 3.6 or 3.7, or to pay Plan expenses, at the discretion of the Committee.

ARTICLE 6

INVESTMENTS

6.1 Investment Policy

The purpose of the Plan and Trust is to give the Company an opportunity to provide a savings and retirement plan for eligible Employees. The investment policy for Plan assets, detailed in a separate investment policy statement, is to realize the greatest appreciation of the Trust Fund as may be possible within the limits of prudent investments, whether the appreciation is by way of current income accumulated or by appreciation in the market value of assets obtained.

6.2 Trust Fund

A. The Company will enter into a Trust Agreement with a Trustee appointed by the Board of Directors. This agreement will provide for the holding, investment and administration of the amounts contributed under the Plan. The Trust Fund shall be administered by the Trustee in accordance with the provisions of the Trust Agreement and of this Plan.

B. The Trustee shall have the sole responsibility for the administration and management of the assets of the Plan, or to the extent responsibility for investment decisions has been delegated to Investment Managers appointed by the Board of Directors, or its designee.

C. The Board of Directors or its designee may appoint one or more Investment Managers who will have the exclusive responsibility for the management of one or more of the separate investment funds. Each Investment Manager shall direct the Trustee to invest in such property as the Investment Manager deems prudent and appropriate to the purpose of the fund or funds managed by such Investment Manager. The Board of Directors or its designee shall also have the power to remove any Investment Manager or Managers as it deems appropriate. For purposes of this Paragraph, the Board of Directors has delegated to the Investment Committee the power to appoint and remove Investment Managers.

6.3 Investment Funds - Savings Plan Feature

The Investment Committee shall select Investment Funds, including a Company Stock Fund, in which Participant Accounts under the Savings Plan Feature may be invested and provide procedures for the Participant direction and redirection of the investment of their Accounts. The Investment Committee may add to or reduce the number and type of Investment Funds from time to time, without prior notice to Participants, that will be available for investment in any Plan Year, provided that there shall always be at least three funds available. The selection of the Investment Funds and provision of related educational material to Participants shall be made in accordance with the requirements of Section 404(c) of ERISA. The Committee and the Investment Committee may prescribe rules which may (i) include, among other matters, limitations on the amounts which may be invested in a given Investment Fund; (ii) limitations on amounts which may be transferred; (iii) procedures for electing transfers; (iv) prescribe redemption fees, penalties or other charges on exchanges for excessive trading; and (v) prescribe the periods and frequency with which Participants may change investment elections and make transfers.

6.4 Special Rules Regarding Company Stock Fund

A. Purchase of Company Stock. The Committee shall have discretion with regard to the source of Company Stock to be held in the Company Stock Fund, and may direct the Trustee as to whether a purchase of Company Stock shall be made from the Company, from any shareholder of the Company, or on the open market.

B. Allocation of Dividends. The Trustee shall use its best efforts to timely allocate dividends received by the Trustee on shares of Company Stock (whether in cash or other property). All such dividends received by the Trustee in cash or in property other than Company Stock shall either be invested, as soon as practicable, in shares of Company Stock, or shall be used to replenish Company Stock Fund liquidity.

C. Rights, Options, or Warrants for Company Stock. If the Trustee receives rights, options, or warrants for Company Stock that do not constitute qualifying employer securities within the meaning of Section 407 of ERISA, the Trustee shall sell them as soon as practicable. All proceeds from the sale of rights, options or warrants for Company Stock shall be allocated to the Accounts to which the rights, options or warrants related.

D. Allocation of Securities Upon Conversion or Exchange. In the event of any merger, consolidation, reorganization, recapitalization, or similar transaction in which Company Stock is converted into or exchanged for other stock or securities, the stock or securities received upon conversion or in the exchange shall be allocated among Accounts as soon as practicable, in the proportion that shares of Company Stock on the effective date of the exchange or conversion are allocated or allocable to those Accounts. Thereafter, such stock or securities shall be deemed to be Company Stock for all purposes of this Plan.

E. Voting or Tendering Company Stock. Each Account owner is, for purposes of this Section, hereby designated a “named fiduciary,” within the meaning of section 403(a)(1) of ERISA with respect to his or her share of Company Stock held in the Trust.

F. Voting Rights for Company Stock. Each Account owner shall have the right, to the extent of his or her share of Company Stock held in the Trust, to instruct the Trustee in writing as to the manner in which to vote such shares at any stockholders’ meeting of the Company.

The Company shall use its best efforts to timely distribute or cause to be distributed to each Account owner the information distributed to stockholders of the Company in connection with any such stockholders’ meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Company Stock shall be voted on each such matter.

Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Company Stock. The Trustee shall vote such shares as have not been directed by the Account owner in the same proportion and manner as the directed shares.

The instructions received by the Trustee from individual Account owners shall be held by the Trustee in strict confidence and shall not be divulged to any person, including Employees, officers, and directors of the Company or any of its Affiliates; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed or directed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (1) is not the Company or any of its Affiliates, or any Employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Company or its Affiliates.

G. Rights on Tender or Exchange. Each Account owner shall also have the right, to the extent of his or her shares of Company Stock held in the Trust, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares.

The Company shall use its best efforts to timely distribute or cause to be distributed to each such Account owner the information distributed to stockholders of the Company in connection with any such tender or exchange offer.

Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Company Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual, such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares.

The instructions received by the Trustee from Account owners shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including Employees, officers, and directors of the Company or its Affiliates; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (1) is not the Company or any of its Affiliates, or any Employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Company or its Affiliates.

6.5 Directed Investments - Savings Plan Feature

A Participant’s investment directions may be made as follows:

A. Each Participant may make investment directions in a form designated by the Committee. A Participant’s investment directions shall specify the investment funds in which his Account is to be invested. A Participant may direct that his Account be invested in one or more Investment Funds. Allocations among Investment Funds shall be made in whole percentages.

B. An investment direction shall be submitted to a person designated by the Committee to implement Participants’ directions. A Participant’s investment directions shall be implemented as soon as is administratively feasible consistent with applicable law. An investment direction shall continue to apply until a subsequent direction is submitted by the Participant. The Plan may charge a Participant’s Account for the reasonable expenses of carrying out investment directions.

C. A Participant may change prospectively his investment direction or reallocate the percentage investment of his aggregate investments with respect to any of his Accounts as of any Valuation Date by following the investment direction procedures or other procedures established by the Committee.

6.6 Accounts Not Directed - Savings Plan Feature

If a Participant does not designate the Investment Fund or Funds under this Article, the Participant’s Account shall be invested in a default fund determined by the Committee.

6.7 Application to Beneficiaries

The above provisions of this Article shall apply to all Beneficiaries and Alternate Payees who have Account balances in the Savings Plan Feature and who wish to direct the investment of their Accounts.

6.8 Investments – Retirement Plan Feature

The Committee shall delegate to one or more Investment Managers the authority to direct the investment and reinvestment of the Trust Fund assets related to contributions and associated earnings and losses under the Retirement Plan Feature as described in Sections 3.6 and 3.7. Participants shall not be allowed to direct the investment of this portion of their Plan Accounts.

ARTICLE 7

HARDSHIP WITHDRAWALS

7.1. Hardship Withdrawals

Any portion of a Participant’s Rollover Contributions and Pre-Tax Contributions Account (excluding income accumulated on Pre-Tax Contributions) may be withdrawn by a Participant while still employed by the Company to the extent permitted by the Code and/or regulations thereunder to meet immediate and heavy financial needs for purposes listed below:

A. The payment of medical expenses (as defined in section 213(d) of the Code) incurred on behalf of the Participant or the Participant’s spouse or dependents.

B. The payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children or dependents.

C. The purchase (excluding mortgage payments) of a principal residence for the Participant.

D. The payment of amounts necessary to prevent eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of the Participant’s principal residence.

E. (Effective January 1, 2006) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents, as defined in Code section 152 without regard to section 152(d)(1)(B).

F. (Effective January 1, 2006) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income.

7.2. Terms and Procedures

A. A Participant making a hardship withdrawal shall be suspended from making further Pre-Tax Contributions and, to the extent required by regulations under section 401(k) of the Code, from contributing to any other deferred compensation, stock option, stock purchase or similar plan maintained by the Company for a period of six months following receipt of such withdrawal; provided, however, that such suspension shall not preclude the cashless exercise of stock options. No hardship withdrawals may be made unless the Participant has first obtained all distributions, other than hardship withdrawals, and all non-taxable (at the time of the loan) loans currently available to the Participant under the Plan or any other plan maintained by the Company.

B. Any withdrawal under this Section shall not exceed the amount reasonably necessary for the purpose for which it is withdrawn, plus amounts necessary to pay federal, state or local income taxes incurred as a result of the withdrawal. Standards for withdrawal shall be applied in a uniform and nondiscriminatory manner.

C. No withdrawals may be made from a Participant’s Pre-Tax Contributions Account as long as any other available amounts are available for withdrawal from the Participant’s Account; withdrawals shall be made first from Participant’s Rollover Contributions Account, then from his Pre-Tax Contributions (excluding earnings) under his Pre-Tax Contributions Account.

D. All withdrawals made pursuant to this Section shall be made as soon as practicable after the withdrawal is approved and processed. All withdrawals shall be based on Account values as of the Valuation Date on which the withdrawal is executed.

E. For the purpose of making cash payments for withdrawals, the Participant’s Account shall be valued at the New York Stock Exchange closing price on the date the withdrawal request and any required documentation is received by the Committee (or agent designated by the Committee) if the day of receipt is a trading day; if received on a day that is not a trading day, such withdrawal will be valued on the next trading day.

F. The Committee may adopt additional policies and procedures regarding hardship withdrawals, which are incorporated in this Plan by reference.

ARTICLE 8

LOANS

8.1. General

A. Participants employed by the Company and, to the extent Federal regulations or Department of Labor official announcements require, former employee Participants or Beneficiaries of a deceased Participant having a right to receive benefits under the Plan, may borrow from the Plan from time to time amounts that do not exceed 50% of the value of the Participant’s vested Account Balance.

B. A Participant may make application, on forms provided by the Committee, to the Committee requesting a loan from the Plan. All loans under the Plan are subject to the following rules:

8.2. Amount

No loan shall be in an amount less than $500 or in an amount which, when combined with any other loans to the Participant from any plan maintained by the Company or an Affiliate exceeds $50,000, reduced by the excess (if any) of the highest outstanding balance of all loans from the Plan and all other plans maintained by the Company during the one-year period ending on the day before the date on which the new loan is made, over the outstanding balance of loans from the Plan and all other such plans on the date on which such new loan is made. In addition, no loan shall be in an amount greater than 50% of the value of the Participant’s vested Account at the time the loan is made.

8.3. Term and Amortization

A. Any loan shall by its terms require that repayment (principal and interest) be amortized in substantially level payments, not less frequently than quarterly over a period not extending beyond five years from the date of the loan. Any loan made pursuant to this Article shall require the execution by the Participant of a Promissory Note containing such terms as are consistent with the provisions of this Article and such other rules and requirements as are adopted by the Committee.

B. If a Participant retires, terminates employment with the Company, dies, becomes bankrupt or the term of the Promissory Note expires prior to his or her repayment of the total principal and interest on the promissory note, the Committee may within ninety (90) days, at its option, foreclose upon the Participant’s Account to repay the Promissory Note. Upon foreclosure, the unpaid principal balance plus accrued interest will be recharacterized as a taxable distribution from the Plan.

8.4. Interest

Loans must be adequately secured and bear a reasonable interest rate. The Committee shall determine the interest rate, based on the interest rate charged by financial institutions in the community for loans of a similar nature. Until otherwise determined, the interest rate shall be the prime rate as published in the Wall Street Journal as of the date the loan is processed as updated each quarter, plus two percentage points (2%). For this purpose, interest rates for new Plan loans are updated as of the second day of each calendar quarter.

8.5. Funding Loans

A. The amount of a loan shall be made first from Participant’s Rollover Contributions Account, then from his Matching Contributions Account and finally from his Pre-Tax Contributions Account. The monies are withdrawn from each investment option in proportion to the total in all investment options on the effective date of the loan.

B. For the purpose of making cash payments for loans, the Participant’s Account shall be valued at the New York Stock Exchange closing price on the date the loan request and any required documentation is received by the Committee (or agent designated by the Committee) if the day of receipt is a trading day; if received on a day that is not a trading day, such loan will be valued on the next trading day.

8.6. Repayment and Prepayment

A. A Participant actively employed by a Participating Company shall repay a loan with interest in equal payments over the term of the loan by payroll deductions. All other Participants or Beneficiaries, if any, shall repay a loan with interest in equal payments over the term of the loan by bank check or such other methods as may be required by the Committee. Participant shall authorize payroll deductions be made by the Participating Company for the repayment, for periods when actively employed. Authorization for repayment shall have priority over authorizations for contributions under the Plan and other savings. If any salary or wage payment is insufficient to make the required loan repayment or if Participant ceases to receive salary or wages from the Participating Company, Participant shall make the scheduled repayment or deficiency by bank check on the scheduled date of repayment.

B. A Participant may prepay the entire principal amount by bank check with written notice and without penalty before four or fewer payments remain on the term of the loan. All prepayments, including interest, shall be credited to the account of the Participant and applied to investment options in the same manner as ordinary loan repayments pursuant to Paragraph C, below. Such loan prepayment shall be credited to the Participant’s Account on the basis of a price equal to the applicable investment price for the trading day on the New York Stock Exchange on which the prepayment is accepted in accordance with established administrative procedures, or, if such acceptance does not occur on a trading day, for the immediately following trading day.

C. All periodic repayments, including interest, shall be credited to the account of the Participant in the order the loan was funded under Section 8.5 above and applied to the Participant’s investment options in accordance with his current investment election. Monthly loan repayments shall be credited to the Participant’s Account on the basis of the applicable investment price for the trading day on the New York Stock Exchange, on which the repayment is made, or, if such acceptance does not occur on a trading day, for the immediately following trading day.

8.7. Defaults

A. A loan will be in default if (i) any required loan repayment is not received by the end of the calendar quarter following the calendar quarter in which the required repayment was due or (ii) a loan which has not been repaid in full in five years (in either case subject to such other period as may be required by Federal tax regulations).

B. In the event of default, the loan will be treated as a withdrawal (i.e., a deemed distribution). The deemed distribution will be reported to the borrower and the Internal Revenue Service in an amount equal to the total of the unpaid loan principal and the interest on the unpaid balance to the date of the default. Interest will not be accrued for tax reporting purposes after the deemed distribution unless required by Federal tax regulations.

C. In the event of default, interest will continue to accrue in accordance with the terms of the loan until the loan is repaid or offset against the Participant’s Account or benefits paid thereunder. No loan will be offset against the Participant’s Account until such action is permitted under Federal tax regulations

8.8. Security

Each loan to a Participant shall be secured by the pledge of a portion of the amount held for the Participant’s account hereunder equal to the outstanding balance of the loan; provided that, measured immediately after the loan is made, no more than 50% of the amount then held for the Participant’s account hereunder may be considered as security for the loan.

8.9. Loan Policies and Procedures

The Committee shall adopt policies and procedures regarding Plan loans which supplement the provisions of this Article regarding the loan process. Such Plan loan policies and procedures are hereby incorporated by reference and made a part of this Plan. The Committee shall have the specific authority to determine the appropriate amount of fees to be charged to an Participant or his Account for loans made by a Participant.

8.10. Maximum Number of Loans

A Participant may have no more than two outstanding loans from the Plan at any time. For purposes of applying such two loan maximum, any loan which is in default as described in Section 8.7 above shall be treated as an outstanding loan until it is repaid in full.

8.11. Nondiscrimination

Subject to Section 8.2, loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

ARTICLE 9

DISTRIBUTIONS

9.1 Retirement; Termination of Employment

A. A Participant’s Vested Account balance shall be distributable following the date the Participant terminates employment for any reason, including retirement, Disability or death, subject to the provisions of this Article. The Account balance shall be valued as of the Valuation Date on or immediately preceding the date the distribution is made.

B. If the Participant’s Vested Account balance is $1,000 or less at the time of distribution, the Account will be distributed in a single sum payment without the Participant’s consent as soon as administratively practicable after his termination of employment.

C. If a Participant’s Vested Account balance exceeds $1,000, the Participant may elect to (i) receive such amount in a lump sum as soon as practicable after his termination of Service, or (ii) defer receiving any distribution from his Account. The amount of such deferred distributions will be based on the value of the Participant’s Vested Account determined as of the Valuation Date on or immediately preceding the deferred distribution date. The failure of a Participant (or if applicable, his Spouse as Beneficiary) to consent to a distribution when his Account is immediately distributable shall be deemed an election to postpone payment of his Account.

D. A Participant who has deferred receiving his distribution pursuant to Paragraph C may elect at any time to receive all of his Vested Account balance in a lump sum payable as soon as practicable after the request for such distribution is received by the Committee. The portion of the vested Account Balance invested in ClearCourse may be annuitized as provided in Section 9.4. Such requests shall be provided in a format prescribed by the Committee for this purpose.

E. Distributions will generally be made in cash. Distributions from the Company Stock Fund may be distributed in cash or shares of Company Stock at the Participant’s (or Beneficiary’s) election. Distributions from the Company Stock Fund will be distributed in cash if the Participant (or Beneficiary) fails to request a distribution of shares of Company Stock. If a Participant (or his Beneficiary) who has all or part of his Account invested in the Company Stock Fund requests an all-cash distribution, the Trustee may, at its option, purchase any such shares of Stock at the market value as of the date of distribution for the benefit of other Participants whose Accounts are invested in the Company Stock Fund or may sell such shares on the open market. In the event the Trustee sells such shares on the open market, applicable charges, if any, including brokerage commissions incident to such sale shall reduce the proceeds of such sale which would otherwise be distributed to the Participant.

9.2. Death of Participant

A. If a Participant dies before his interest in his Account has been distributed, the Participant’s entire Account balance will be paid to the Participant’s Beneficiary in a lump sum as soon as practicable after the Participant’s death. To the extent that the Participant’s entire

Vested Account balance has been paid by the Plan before his death, then no death benefits are payable to anyone under the Plan on his behalf. Following a Participant’s death, his undistributed Account balance in the Plan shall continue to be adjusted for gains or losses and administrative expenses in accordance with the provisions of the Plan governing the adjustment of Account balances.

B. Subject to Paragraphs C and D, if the Participant’s Account balance exceeds $1,000, the Beneficiary may elect to defer receiving any distribution.

C. Unless the Beneficiary is the Participant’s Spouse, payment of the Participant’s entire vested Account balance under this Section must be completed no later than December 31 following the second anniversary of the Participant’s death.

D. If the Beneficiary is the Participant’s Spouse, payment of the Participant’s Vested Account balance will begin not later than the date the Participant’s Spouse reaches age 70-1/2. If the Participant’s Spouse dies before distribution begins to such Spouse, subsequent distributions shall be made to the Spouse’s Beneficiary.

E. If a Participant dies after payments have begun, then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

9.3 Transfer to a Non-Participating Affiliate

A Participant who is employed by a non-participating Affiliate is not considered to have terminated employment under the Plan, but is not eligible to make further contributions to the Plan. However, such Participant may make hardship withdrawals as provided in Article 7, borrow from his Account under Article 8 and receive distribution(s) pursuant to this Article 9.

9.4 Rules Regarding Distributions from ClearCourse

A. A Participant may elect an annuity payment from ClearCourse on or after his Termination Date and no earlier than 90 days before annuity payments begin [the ClearCourse Income Start Date]. If a Participant’s age is 65 or older and his vested Account balance exceeds $1,000 at the time of distribution, and the Participant elects an annuity payment from ClearCourse, the following provisions shall apply:

(i) If the Participant is married at the time his benefits are to commence, the portion of the Participant’s Account invested in ClearCourse will be used to purchase an annuity contract providing a Qualified Joint and Survivor Annuity payable in monthly installments for the longer of 20 years or the Participant’s and Spouse’s lifetimes unless the Participant rejects this form of payment with the consent of his Spouse in the manner described in Paragraph C. If the Participant is not married at the time his benefits are to commence, the portion of his Account invested in ClearCourse will be used to purchase a Single Life Annuity, payable in monthly installments for the longer of 20 years or the Participant’s lifetime, unless the Participant rejects this form of payment in the manner described in Paragraph C. If the Participant dies during the 20-year period, payments will continue to his Beneficiary for the remainder of the 20-year certain period.

(ii) If the automatic annuity forms of benefit have been rejected, a Participant’s benefit will be paid in one of the following forms of payment, as selected by the Participant:

(1) Single Life Annuity with 20-Year Period Certain *

(2) Qualified Joint and Survivor Annuity with 20-Year Period Certain *

(3) A single sum cash payment;

(4) A direct trustee-to-trustee transfer to another employer’s plan, provided that such plan is qualified under Code section 401(a) or 403(a); or

(5) A direct rollover to another employer’s plan or individual retirement arrangement pursuant to the terms of Section 9.6, to the extent permitted by law.

(6) Any other distribution option available under the Plan, as amended, at the relevant time.

*	Not available to Beneficiaries

Benefits must commence to be paid under options 1 and 2, be fully paid under options 3 through 5, and either be fully paid or commence to be paid (as appropriate) under option 6, no later than the ClearCourse Income Start Date originally elected. Once a Participant has made an election to receive an annuity payment under ClearCourse (at any age), no election to defer receipt of benefits under Section 9.1.C. is available and no funds invested in ClearCourse may be transferred to any other investment option.

B. If a Participant is under age 65 and his vested Account balance exceeds $1,000 at the time of distribution, he may retain his minimum income guarantee in the Guaranteed Income Account by leaving his assets in this investment option under the Plan at least until age 65 at which time he may elect to annuitize and begin receiving guaranteed minimum income payments. A Participant may elect an annuity payment from ClearCourse on or after his Termination Date and no earlier than 90 days before annuity payments begin [the ClearCourse Income Start Date]. The following provisions shall apply:

(i) If the Participant is married at the time his benefits are to commence, the portion of the Participant’s Account invested in ClearCourse will be used to purchase an annuity contract providing a Qualified Joint and Survivor Annuity payable in monthly installments for the longer of 20 years or the Participant’s and Spouse’s lifetimes unless the Participant rejects this form of payment with the consent of his Spouse in the manner described in Paragraph C. If the Participant is not married at the time his benefits are to commence, the portion of his Account invested in ClearCourse will be used to purchase a Single Life Annuity, payable in monthly installments for the longer of 20 years or the Participant’s lifetime, unless the Participant rejects this form of payment in the manner described in Paragraph C. If the Participant dies during the 20-year period, payments will continue to his Beneficiary for the remainder of the 20-year certain period.

(ii) If the automatic annuity forms of benefit have been rejected, a Participant’s benefit will be paid in one of the following forms of payment, as selected by the Participant:

(1) Single Life Annuity with 20-Year Period Certain *

(2) Qualified Joint and Survivor Annuity with 20-Year Period Certain *

(3) A single sum cash payment;

(4) A direct trustee-to-trustee transfer to another employer’s plan, provided that such plan is qualified under Code section 401(a) or 403(a); or

(5) A direct rollover to another employer’s plan or individual retirement arrangement pursuant to the terms of Section 9.6, to the extent permitted by law.

(6) Any other distribution option available under the Plan, as amended, at the relevant time.

*	Not available to Beneficiaries

Benefits must commence to be paid under options 1 and 2, be fully paid under options 3 through 5, and either be fully paid or commence to be paid (as appropriate) under option 6, no later than the ClearCourse Income Start Date originally elected. Once a Participant has made an election to receive an annuity payment under ClearCourse (at any age), no election to defer receipt of benefits under Section 9.1.C. is available and no funds invested in ClearCourse may be transferred to any other investment option.

C. In order to reject the automatic form of benefits under the ClearCourse investment option under the Plan, the Participant and his Spouse, if any, must execute a written election on a form provided by the Committee. No election shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417. In order to be valid, an election or revocation of an election must be signed by the Participant and his Spouse, if any, and must designate an alternate form of benefit that cannot be changed without the Spouse’s consent. The Spouse’s consent must acknowledge the effect of the election and must be witnessed by a notary public. If it is established to the satisfaction of the Committee that the Spouse cannot be located, the Spouse’s signature shall not be required. The Committee may require a married Participant or his Spouse to supply such information as the Committee deems necessary to verify the Participant’s marital status and the identification of the Participant’s Spouse.

D. The Committee will provide the written election forms and a notice that explains the optional forms of benefit available under the Plan no less than 30 days and no more than 90 days before the date on which the benefits become payable. The Participant can waive the 30-day notice requirement in accordance with Code Section 417 and the procedure established by the Administrator. In the case of distributions subject to the rules for joint and survivor annuities, such distributions may begin on or after the eighth day following the date the required explanation was provided to the Participant if the Participant and Spouse so elect.

E. If distributions occur before the eighth day following the date the required explanation was provided, and the method of distribution is changed before such eighth day in accordance with the procedure established by the Administrator, appropriate adjustment will be made, to reflect previous payments, to subsequent distributions under any other payment method chosen.

9.5 Commencement of Distributions

A. Unless the Participant has elected to defer the receipt of benefits, payment under this Article will begin not later than the 60th day after the end of the Plan Year in which the latest of the following events occurs:

(i) the date the Participant attains age 65;

(ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(iii) the date of the Participant’s termination of Service.

B. Benefit payments must commence on a Participant’s “required beginning date,” as determined in accordance with paragraphs (i) and (ii) below, and shall be made in a manner that satisfies Code section 401(a)(9) and the Regulations thereunder.

(i) For a 5-percent owner, the required beginning date means the April 1 following the calendar year in which the Participant reaches age 70 1/2. A Participant is a 5-percent owner for this purpose if he or she is a 5-percent owner as defined in Code section 416 with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

(ii) In all other cases, the required beginning date is the April 1 following the calendar year of the Participant’s termination of employment or the April 1 following the calendar year in which the Participant reaches age 70 1/2, whichever is later.

C. Notwithstanding anything in the Plan to the contrary, in no event may a Participant’s Account be distributed before:

(i) The Participant incurs a Disability, dies, terminates employment, or incurs a financial hardship as described in Article 7; or

(ii) The Plan is terminated and the Employer does not maintain another defined contribution plan.

D. An Alternate Payee shall be entitled to receive a distribution from a Participant’s Account pursuant to a Qualified Domestic Relations Order, notwithstanding the fact that the Participant is not currently eligible to receive a distribution from the Plan. If an Alternate Payee elects to maintain an Account in the Plan instead of receiving a distribution, the provisions of Section 9.5(B) with respect to required beginning dates shall apply to the Alternate Payee as if he were a Participant.

9.6 Eligible Rollover Distributions

A Participant or the Spouse of a deceased Participant who is entitled to receive an eligible rollover distribution may elect, in accordance with rules and procedures established by the Committee, to have the eligible portion of such distribution transferred directly to an eligible retirement plan in accordance with sections 401(a)(31) and 402 of the Code. For purposes of this Section, the following definitions apply:

(1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). An eligible rollover distribution does not include any hardship distribution described in Code section 401(k)(2)(B)(i)(IV).

(2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan or contract described in Code section 403(a) or (b), a qualified trust described in Code section 401(a), or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.7 Location of Missing Participants

If a Participant who is entitled to a distribution cannot be located and the Committee has made reasonable efforts to locate the Participant, then the Participant’s Vested interest in his Account shall be forfeited. The Participant’s Account shall be forfeited as of the last day of the Plan Year in which occurs the close of the twelve (12) consecutive calendar month period following the last of the reasonable efforts to locate the Participant. If the Participant or Beneficiary makes a written claim for the vested interest after it has been forfeited, the Committee shall cause the vested interest to be reinstated.

9.8 Benefits to Minors and Incompetents

A. If any person entitled to receive payment under the Plan is a minor, the Committee shall pay the amount in a lump sum directly to the minor, to a guardian of the minor, or to a custodian selected by the Committee under the appropriate Uniform Transfers to Minors Act.

B. If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person’s spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for the person otherwise entitled to payment. The Committee may not be compelled to select any method that it does not deem to be in the best interest of the distributees.

9.9 Minimum Distribution Requirements

A. General Provisions

(i)	Effective Date. This Section shall apply for purposes of determining required minimum distributions for all years under the Plan.

(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan, but only to the extent necessary to comply with Code section 401(a)(9). The provisions of this Section are not intended to provide greater or more expansive distribution rights to Participants or Beneficiaries than the distribution rights provided for in the Plan apart from this Section. Therefore, as an example, if a provision of the Plan apart from this Section (a “Non-401(a)(9) Provision”) requires that distribution be made in a particular circumstance sooner than distribution is required to be made under this Section, then the distribution shall be made in accordance with the Non-401(a)(9) Provision rather than this Section.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

B. Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)	If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Paragraph F, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this paragraph B(ii), other than subparagraph B(ii)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this paragraph B(ii) and subsection D, unless subparagraph B(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph B(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph B(ii)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph B(ii)(1), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Paragraphs C and D of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9).

C. Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Paragraph C beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

D. Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(I)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)	If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin

(1)	Participant Survived by Designated Beneficiary. Except as provided in Paragraph F, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subparagraph D(i).

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph B(ii)(1), this subparagraph D(ii) will apply as if the surviving Spouse were the Participant.

E. Definitions.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary (as defined in Article I of the Plan) and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph B(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 9.9.

F. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraphs B(ii) and D(ii) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph B(ii), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with subparagraphs B(ii) and D(ii).

ARTICLE 10

DESIGNATION OF BENEFICIARY

10.1 Designation of Beneficiary

Each Participant may designate a Beneficiary. If the Participant is not married, the Beneficiary is the person or entity designated by the Participant to receive benefits payable from the Plan as a result of the Participant’s death. If the Participant is married, the Beneficiary is automatically the Participant’s surviving Spouse and no written designation is required. If a married Participant wishes to designate a Beneficiary other than his Spouse, the Spouse must consent to the designation of another person who will become the designated Beneficiary to receive benefits under the Plan. If at the time of his death, the Participant has no surviving Spouse or designated Beneficiary, the Beneficiary is the Participant’s estate.

10.2 Procedures

A Participant may designate a person or entity to be his Beneficiary by filing a properly completed Beneficiary designation, in accordance with procedures established by the Committee. Each designation is revocable. A Participant’s designation may indicate single, multiple, primary or secondary Beneficiaries. A Participant may change a Beneficiary designation at any time by submitting such change to the Committee. If a married Participant wishes to designate a Beneficiary other than his Spouse, the Spouse must consent to the designation in writing, and the written consent must be witnessed by a notary public. The requirement for Spouse’s consent will be waived if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe. The Spouse’s consent (or waiver of consent where the Spouse cannot be located) will be valid only with respect to that Spouse. A Participant’s Beneficiary is bound by the terms of the Plan. A Participant’s Beneficiary designation or change in a Beneficiary designation is not effective until received by the Committee. The Committee is not liable for a failure to make a Beneficiary change between the time requested and the Participant’s death unless the failure is willful or from substantial negligence.

10.3 Special Rule for ClearCourse

If a Participant has elected to receive an annuity payment from ClearCourse, in accordance with Section 9.4, and is married, the portion of the Account balance invested in ClearCourse will be subject to the Qualified Pre-retirement Survivor Annuity rules stated in Section 10.4.

10.4 Qualified Pre-retirement Survivor Annuity Rules

A Participant who has elected to receive a Qualified Joint and Survivor Annuity will receive Qualified Pre-retirement Survivor Annuity coverage before the annuity starting date. No election to waive the Qualified Pre-retirement Survivor Annuity is permitted while the Participant is awaiting the start of the Qualified Joint and Survivor Annuity. A Participant who

has validly elected an annuity payment other than the Qualified Joint and Survivor Annuity will be permitted to waive the Qualified Pre-retirement Survivor Annuity, with spousal consent if necessary, in accordance with procedures established by the Committee.

ARTICLE 11

ADMINISTRATION

11.1 General Administration

The Company is the Plan Administrator and is responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Company may delegate certain of its duties to the Committee, who shall be responsible for discharging and carrying out such delegated duties. The members of the Committee shall consist of one or more persons. A person shall be eligible to be a member of the Committee whether or not he is or may be a Participant in the Plan. The Company and each member of the Committee shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan. Any member of the Committee may at any time, upon written notice, resign or be removed by the Board of Directors or such other officer.

11.2 Powers and Duties

A. The Committee shall have such powers as may be necessary to discharge its duties, including, but not in any way of limitation, the following powers and duties:

(i) To construe and interpret the Plan and to decide all questions relating to eligibility and payment of benefits;

(ii) To prescribe procedures to be followed by Employees in filing applications for benefits, in furnishing and verifying proofs necessary to determine age or marriage, and in any other matters required to administer the Plan;

(iii) To request and receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan, including, but not limited to, such information as the Committee may reasonably require to determine each Employee’s eligibility to participate in the Plan and the benefits payable to each Participant upon his death, retirement, or termination of employment;

(iv) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

(v) To furnish the Employer, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(vi) To direct the Trustee as to the method in which and persons to whom Plan assets will be distributed;

(vii) To delegate any of its responsibilities to an employee, a committee of employees or an administrative service provider to assist it in carrying out its duties;

(viii) To appoint any accountants, counsel, consultants, actuaries and other persons (who may be Employees of the Company) as it deems necessary or desirable in connection with the administration of the Plan;

(ix) To employ counsel and agents and such clerical and other services as the Committee shall deem necessary or desirable in carrying out the provisions of the Plan; and

(x) To amend the Plan to maintain its qualified status and to make all other changes consistent with its administrative powers.

The Committee shall be fully protected in relying on data, information or statistics furnished it by persons performing ministerial and limited discretionary functions as long as the Committee has had no reason to doubt the competence, integrity or responsibility of such persons.

B. The Committee may adopt such rules and procedures and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. The determinations of the Committee shall be conclusive and binding on all persons for all purposes, and there shall be no appeal from any ruling of the Committee that is within its authority, except as provided in Section 11.7. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participating Company or anyone acting on behalf of a Participating Company.

C. The Company (or the Investment Committee, if so authorized by the Company) shall have the power to (i) establish a funding policy and select investment funds for the Trust Fund; (ii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee; and (iii) appoint or employ one or more Investment Managers to manage any part or all of the assets of the Plan.

D. Any determination, decision or action of any Fiduciary or other entity having powers, duties, obligations and responsibilities with respect to the Plan concerning or with respect to any question arising out of or in connection with the construction, interpretation, administration and application of the Plan and of its rules and regulations, shall lie within the absolute discretion of such Fiduciary or other entity and shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

E. Any Fiduciary may use, employ, discharge or consult with one or more individuals, corporations or other entities with respect to advice regarding any responsibility, obligation or duty of such fiduciary in connection with the Plan. Fiduciaries with respect to the Plan may allocate fiduciary responsibilities among themselves by written instruments signed in the same manner provided for delegations. Any Fiduciary may designate other individuals, corporations or other entities, who are not Fiduciaries, to carry out such Fiduciary’s responsibilities, obligations and duties with respect to the Plan, except to the extent ERISA prohibits delegation of authority and discretion to manage and control the assets of the Trust Fund. Such delegations may be revoked or modified at any time and any such delegation, revocation or modification shall be made by written instruments signed by the Fiduciary, if an individual, or, in the case of other entities who are Fiduciaries, in accordance with the procedures governing the functions of such entity, and a written record shall be kept thereof.

F. Any individual, corporation or other entity may serve in more than one fiduciary capacity with respect to the Plan.

G. Notwithstanding any provision of the Plan to the contrary, the investment, switching, contribution, withdrawal and other elections under the Plan by any officer, director or other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations in force from time to time thereunder, may be limited or modified in accordance with rules, regulations or modifications to the Plan adopted by the Committee in order to promote compliance with the requirements of Section 16 and its rules and regulations.

11.3 Costs of Administration

A. All reasonable expenses incurred in the operation of the Plan and Trust Fund, including expenses of the Committee, and fees and expenses of the Plan’s Trustee, accountants, counsel, consultant, or other specialists, shall be paid from the Trust Fund, except to the extent that the Company, in its sole discretion, elects to pay the expenses directly. The Company may make advance payments of expenses and later obtain reimbursement from the Plan.

B. The Committee shall have the specific authority to determine an appropriate fee to be charged to Participants, beneficiaries, alternate payees or their Accounts for reasonable expenses resulting from the exercise of options under the Plan (such as loans or withdrawals) which the Plan may but is not required to provide under Title I of ERISA. In addition, to the extent permitted by law, the Committee, in its sole discretion, may direct the Trustee to reduce the Account of any Participant by all or any portion of any costs, excise taxes, and other charges separately identifiable as attributable to a Participant’s Account. Investment management fees including commissions, sales loads, deferred sales charges, redemption and transfer fees and other annual charges and expenses attributable to an Investment Fund are offset against that Fund’s earnings in the affected Participant’s Account.

11.4 Meetings, Quorum and Compensation

A. The Committee and the Investment Committee (collectively, for purposes of this Section, the “Committee”) shall each hold meetings upon such notice, at such places, and at such intervals as it may from time to time determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting thereof (including meetings by telephone or other telecommunications). Action may be taken by the Committee without a meeting by a written consent signed by a majority of the members of the Committee.

B. The members of the Committee shall not be entitled to any compensation for their services with respect to the Plan, but each Committee member shall be entitled to reimbursement for any and all necessary expenses that he may incur in connection with the administration of the Plan. The expenses shall be paid by the Employer or from the Trust Fund. Any payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants.

11.5 Provision Against Alienation

No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, execution, attachment, garnishment, or any other legal process, and any attempt to do so shall be void. The preceding sentence will not apply to a Qualified Domestic Relations Order pursuant to Section 11.6 of the Plan or to Code section 414(p) or an offset allowed by Code section 401(a)(13)(C).

11.6 Domestic Relations Orders

A. Notwithstanding anything to the contrary in this Section, all or a part of a Participant’s account balance may be immediately distributed to an alternate payee as necessary to comply with a “qualified domestic relations order” within the meaning of section 414(p) of the Code. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

B. If the Committee receives a domestic relations order that purports to require the payment of a Participant’s benefits to a person other than the Participant, the Committee shall take the following steps:

(i) If benefits are in pay status, the Committee shall direct the Trustee to withhold payment and to account separately for the amounts that will be payable to the Alternate Payee if the order is a Qualified Domestic Relations Order.

(ii) The Committee shall promptly notify the named Participant and the Alternate Payee of the receipt of the domestic relations order and of the Committee’s procedures for determining if the order is a Qualified Domestic Relations Order.

(iii) The Committee shall determine whether the order is a Qualified Domestic Relations Order under the provisions of Code section 414(p) and in accordance with the procedures established for such purpose.

(iv) The Committee shall notify the named Participant and the Alternate Payee of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order within 18 months beginning on the date the first payment would be made under the domestic relations order (the “18-month period”).

C. If the order is determined to be a Qualified Domestic Relations Order within the 18-month period, the Committee shall direct the Trustee to segregate or pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

D. If the order is determined not to be a Qualified Domestic Relations Order within the 18-month period, or the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Committee shall direct the Trustee to pay the amounts (and any interest thereon) to the Participant or other person who would have been entitled to such amounts if there had been no order.

E. If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

F. Distributions shall be made to an Alternate Payee in accordance with the Plan, the Qualified Domestic Relations Order and applicable law. If the Qualified Domestic Relations Order provides, a distribution may be made to the Alternate Payee as soon as practicable following the date the order is determined to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order shall not give an Alternate Payee any greater rights with respect to the form of distributions, investments or other matters than a Participant would have with respect to the Account.

G. A reasonable administrative charge may be deducted from the Participant’s Account for expenses related to the determination and processing of the Qualified Domestic Relations Order, as determined by the Committee and consistently applied.

11.7 Claims Procedure

A.	Initial Claim. Any Participant, Beneficiary, or Spouse or authorized representative thereof (hereinafter referred to as the “Claimant”) may file a claim for benefits under the Plan by submitting to the Committee or its designee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 60 days after the date such claim is received by the Committee or its designee, it shall issue a ruling with respect to the claim.

All such claims must be submitted to the Benefits Committee within the “applicable limitations period”. The “applicable limitations period” shall be one year, beginning on (i) in the case of any lump sum payment, the date on which the payment was made, (ii) in the case of an annuity payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained or aggrieved of occurred. However, in the case of a dispute regarding Years of Service used to determine the Participant’s vested status with respect to Retirement Contributions and Transition Contributions, all claims must be submitted no later than the first anniversary of the most recent date a Participant’s Years of Service are adjusted and made available for review by the Participant on the web site or telephone call center established for such purpose.

If special circumstances require an extension of time for processing, the Committee or its designee shall send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the decision on such request beyond 120 days following receipt of the actual request.

If the claim is wholly or partially denied, written notice shall be furnished to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant:

(i) The specific reason or reasons for denial;

(ii) Specific reference to pertinent Plan provisions on which the denial is based;

(iii) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv) An explanation of the claims review procedures, the time limits under the procedures and a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

B.	Appeal Process. Any Claimant whose claim for benefits has been denied may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within 60 days of the date the Claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim. The Claimant will be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim. Review by the Committee will be made only upon the written record. In conducting the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim.

Within 60 days after the request for further review is received, the Committee shall review the initial determination of benefits and the reasons therefore and notify the Claimant in writing of its final decision. If special circumstances require an extension of time for processing the appeal, the Committee shall send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the Committee’s decision on such appeal request beyond 120 days following receipt of the actual request.

The Committee shall provide a Claimant with written notification of the Plan’s final benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the Claimant:

(i)	The specific reason or reasons for the adverse benefit determination;

(ii)	Reference to the specific plan provisions on which the benefit determination is based;

(iii)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(iv)	The Claimant’s right to bring an action under Section 502(a) of ERISA.

The Committee’s decision on review shall be final and conclusive and a Claimant shall not be permitted to bring suit at law or in equity on a claim without first exhausting the remedies available hereunder. Notwithstanding the foregoing, no action at law or equity to recover under this Plan shall be commenced later than six months from the date of the Plan Committee’s decision on appeal (or if no decision is furnished within 120 days of receipt of the request for review of the initial benefit determination, the 120th day after receipt of the request for review). The review procedures described herein are the exclusive dispute resolution procedures provided under the Plan.

11.8 Information Available

Any Participant of the Plan or any Beneficiary receiving benefits under the Plan may examine copies of the Plan description, latest annual report, the Plan, the Trust Agreement or any other instrument under which the Plan was established or is operated. The Committee will maintain all of these items in its office, or in such other place or places as it may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Committee will furnish a copy of any item listed in this section. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

ARTICLE 12

PARTICIPATION BY EMPLOYEES OF AFFILIATES

12.1 This Plan shall include any Affiliate that shall elect to participate in the Plan with respect to all or any portion of its employees and if its participation shall be accepted by the Committee. The Company and such participating Affiliates are called the “Participating Companies.” The Participating Companies shall be bound by the terms of the Plan and the Trust Agreement.

12.2 A United States citizen employee of a foreign affiliate to which an agreement entered into by the Company or by any other domestic Participating Company under section 3121(l) of the Code is applicable shall be treated as an employee of such Company for purposes of this Plan. A foreign affiliate is any foreign entity in which the Company or any other domestic Participating Company has not less than a 10-percent interest. For purposes of the preceding sentence, the Company or any other domestic Participating Company has a 10-percent interest in any entity if the Company or any other domestic Participating Company has such an interest directly (or through one or more entities); (i) in the case of a corporation, in the voting stock thereof, and (ii) in the case of any other entity, in the profits thereof.

ARTICLE 13

GENERAL PROVISIONS

13.1 Extent of Certain Rights of Participants

A. Participation in the Plan shall not entitle any employee to be retained in the service of any Participating Company and the right and power of such Participating Company to dismiss or discharge any employee is specifically reserved.

B. No Participant nor any person claiming under or through them shall have any right or interest under the Plan that is not herein expressly granted.

C. No interest in any securities or cash held under the Plan prior to delivery to the Participant as herein-above provided, shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part, either directly by operation of law, or otherwise.

13.2 Annual Statement of Account

Active participants may obtain a statement of his Account under the Plan each business day. As soon as practicable after the end of each calendar year, each terminated Participant shall be furnished with a statement of his Account under the Plan.

13.3 Registration of Company Stock

A. Company Stock to be delivered to a Participant under the Plan will, pursuant to his prior written instructions to the Trustees, be registered in his name alone or in his name and that of one such other adult person as may be authorized by the Company, as joint tenants with right of survivorship, and not as tenants in common.

B. Each Participant shall at such time as the Company may reasonably request, furnish written instructions for the registration of the securities to be delivered under the Plan. Such instructions shall remain in effect until receipt by the Company of written instructions to change the registration previously authorized. In the absence of such written instructions, Company Stock to be delivered to a Participant will be registered in his name alone or, in the event of his death prior to such delivery, will be registered in the name of the person or persons entitled thereto under Article 10.

13.4 Limitation on Contributions

A. In no event shall Additions (as defined in Paragraph B below) with respect to a Participant for any calendar year exceed the lesser of $42,000 (or such greater amount as published by the Internal Revenue Service under section 415(d) of the Code and/or as permitted under section 415(c)(6) of the Code with respect to employee stock ownership plans) or 100% of the Participant’s Compensation (as defined in Paragraph C below) for the calendar year.

B. Additions with respect to any Participant for any calendar year shall mean and include the sum of the following amounts credited to the Participant for such year: (a) Company Contributions, (b) Forfeitures, and (c) Participant Contributions. For purposes of this Section, Company Contributions shall mean the sum of Matching Contributions credited under Section 3.3, Pre-Tax Contributions credited under Section 3.1, Retirement Contributions credited under Section 3.6, Transition Contributions credited under Section 3.7, and employer contributions to a trust qualified under section 401(a) of the Code under any other defined contribution plan maintained by the Company or any Affiliate. Forfeitures shall mean amounts which are forfeited by other employees under any defined contribution plan maintained by the Company or any Affiliate and which are reallocated to the credit of the Participant under such plan. Affiliate shall mean any entity other than the Company that is a member of the Company’s controlled group of corporations or group of trades or businesses under common control within the meaning of sections 414(b) and 414(c) of the Code and, for purposes of this Section only, as modified pursuant to section 415(h) of the Code.

C. Compensation for any calendar year shall mean and include the entire amount of a Participant’s remuneration during the year from the Company and any Affiliate which is reported on the Participant’s Federal Form W-2 or its equivalent (or which would have been reported on the Participant’s Federal Form W-2 if the Participant were a United States citizen or if it were not for the application of sections 911, 931, and 933 of the Code relating to income earned in foreign countries, United States possessions and Puerto Rico, other than (a) income received from the exercise of a non-qualified stock option, (b) reimbursements of moving expenses deductible by the Participant under section 217 of the Code and (c) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant). Compensation shall include Pre-Tax Contributions or other amounts excluded from a Participant’s gross income pursuant to sections 401(k), 125(a) and 132(f)(4) of the Code.

D. If Additions for any calendar year with respect to a Participant in the Plan must be reduced in order to comply with the applicable limitations, the reduction shall be effected by limiting or refunding those Additions which would otherwise cause the limitations to be exceeded to the extent permitted by section 415 of the Code and the regulations thereunder and as described hereinafter. If at the time the limitations would otherwise be exceeded, more than one category of Additions are being made simultaneously or within the same calendar month, the reduction shall be effected first by limiting unmatched Pre-Tax Contributions, second by limiting Matched Pre-Tax Contributions and related Matching Contributions, third by limiting Retirement Contributions, fourth by limiting Transition Contributions, and fifth, by limiting Additions to any other qualified defined contribution plan or plans (other than an employee stock ownership plan) maintained by any Affiliate by which the Participant was previously employed (starting with the Affiliate by which the Participant was most recently employed, proceeding in order to the Affiliate by which the Participant was earliest employed during the year and making such reductions in accordance with the provisions of such plans. If, however, at the time the limitations would otherwise be exceeded, the Participant is an employee of an Affiliate which does not participate in the Plan, the reductions shall be effected first by limiting Additions to plans maintained by such company in accordance with the provisions of such plans and then by following the priorities set forth in the preceding sentence.

E. Similarly, to the extent that the limitations would otherwise be exceeded by Additions which would be credited under a plan of an Affiliate which previously employed the Participant, such Additions shall not be credited under such plan.

F. If, as a result of a reasonable error in estimating a Participant’s annual Compensation or as a result of the application of the provisions of this Paragraph, amounts already credited to a Participant’s Account must be refunded in order to comply with applicable limitations, the Participant’s unmatched Pre-Tax Contributions shall first be returned to the Participant, from the investment media in which such Pre-Tax Contributions were invested, to the extent necessary. If Additions must still be reduced in order to comply with applicable limitations, the Participant’s remaining Pre-Tax Contributions, together with any earnings thereon, shall then be distributed to the Participant from the investment media in which such Pre-Tax Contributions were invested, to the extent necessary. Any Matching Contributions related to Pre-Tax Contributions which have been returned or distributed to a Participant hereunder, shall, together with any earnings thereon, be held unallocated in a suspense account within the Trust and allocated and reallocated in a subsequent calendar year in a manner permitted under section 415 of the Code.

13.5 No Warranty of Account Values

Neither the Company nor any Participating Company warrants or represents in any way that the value of a Participant’s Account balance will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of his Account balance.

13.6 Facility of Payment

If any Participant or Beneficiary is physically or mentally incapable of giving a valid receipt for any payment and no legal representative has been appointed for said Participant or Beneficiary, the Committee may direct the Trustee to make such payment to any person or institution maintaining such Participant or Beneficiary and the release of such person or institution will be a valid and complete discharge for such payment. Any final payment or distribution to any Participant, the legal representative of the Participant, or to any Beneficiaries of such Participant in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Committee, the Trustee and the Company arising under or by virtue of the Plan.

13.7 Military Service

A. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and the special rules relating to veterans’ reemployment rights under USERRA pursuant to Code section 414(u), including applicable successor provisions.

B. If applicable, loan repayments will be suspended under this Plan as permitted under USERRA.

C. A Participant covered by USERRA shall be entitled to elect Pre-Tax Contributions and to receive any Matching Contributions attributable thereto (in addition to those contributions which are otherwise available under any other provision of the Plan) in accordance with USERRA and the Code for the period in which his qualifying absence covered by USERRA occurs. Such contributions (and the investment thereof) shall be made in accordance with established administrative procedures during a period beginning with the date of such reemployment with a duration that is at least three times the period of the Employee’s qualifying absence under USERRA, but not in excess of five years. For purposes of computing such contributions, the Employee’s total Eligible Pay during such qualifying absence shall be deemed to be at the rate the Employee would have received Eligible Pay but for such absence, or on such other basis determined in accordance with established administrative procedures that is permitted under USERRA.

D. The provisions of this Section shall be subject to the contribution limitations otherwise required by the Code.

E. This section is intended solely to comply with USERRA and to confer only those benefits required under USERRA.

13.8 Administrative Delays

To facilitate Plan mergers and spin-offs, changes in administration or Plan design, market disruptions, and other comparable circumstances, the Committee may establish reasonable time periods during which the following may be delayed: Pre-Tax Contribution elections and changes, investment elections and transfers, Account valuations, and the processing of distribution requests, loan applications, and hardship withdrawal requests.

13.9 Changes in Capital Structure

The existence of the Plan shall not limit or in any way affect the right of the Company to change its capital structure or its accounting practices in any form or manner the Company may deem advisable.

13.10 Errors and Omissions

A. In General. Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it in not in conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan’s operation or administration, and the Committee determines that it would cost more to correct the error than is warranted, and if the Committee determines that the error did not result in discrimination in operation or cause a qualification or excise tax problem, then, to the extent that an adjustment will not in the Committee’s judgment result in discrimination in operation, the Committee may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to, the authorization of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this Plan section is an additional discretionary contribution.

B. Mistaken Pre-Tax Contributions. If a mistake is made and the Trustee receives funds that are nominally a Pre-Tax Contribution but that should have been paid directly to a Participant, those funds must not be allocated to that Participant and must be returned to that Participant according to the provisions in this Plan governing Excess Pre-Tax Contributions. If those funds cannot be returned entirely to that Participant, then to the extent possible, those funds must be returned to the contributor according to Paragraph A. To the extent that the funds cannot be returned to the contributor, they must be considered as soon as possible to be a Pre-Tax Contribution or some other Company contribution, as elected by the contributor, for the first Plan Year for which the funds may be allocated. The appropriate Participating Company must pay an additional identical amount (excluding appropriate withholding according to law) directly to the Participant who should have received those funds.

13.11 Applicable Law

Any question concerning or in respect of the validity, construction, interpretation, administration and effect of the Trust, the Plan, the Investment Funds, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively, and solely in accordance with the laws of the Commonwealth of Virginia to the extent not pre-empted by Federal law. If any provision of the Plan is held to be illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.

13.12 Gender

For the purposes of the Plan, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural, and vice versa.

13.13 Miscellaneous

A. The Trustee may rely upon the authenticity of any information supplied to them by any Participating Company or any Investment Manager engaged by the Investment Committee in connection with the operation of the Plan, and shall be fully protected in relying upon such information.

B. No liability shall attach to or be incurred by the members of the Committee, the Investment Committee, the Trustee, or the stockholders, officers, directors or employees, as such, of the Company or any Fiduciary with respect to the Plan or the Trust, under or by reason of the terms, conditions or agreements contained in the Plan, the Trust Agreement, or any law, rule or regulation, or for acts or decisions taken or omitted by any of them thereunder. No Trustee, member of the Committee, Investment Committee or other Fiduciary with respect to the Plan including the Trust, the Investment Funds, shall be liable for any act or action, whether of commission or omission, taken by any other Trustee, member of the Committee, Investment Committee, or any other such Fiduciary, or by any officer, agent, or employee, the authority of such persons being exercisable severally and not jointly and the powers, duties, obligations and responsibilities of each such person being limited to those specifically allocated to such person by or in accordance with the terms of the Plan; nor shall any such person be liable for anything done or omitted to be done by himself, except on account of his own acts done in bad faith. Without limiting the generality of the foregoing, members of the Committee and the Investment Committee shall not be liable for any act or action, whether of commission or omission, of any Trustee or Investment Manager.

C. No provision of this Plan shall relieve any Fiduciary with respect to the Plan, the Trust or the Investment Funds from any liability or responsibility imposed upon him by the mandatory requirements of Part 4 of Title I of ERISA.

D. By a Participant’s act of participating in the Plan or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant, shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to the application of the provisions of the Plan.

E. Transactions under the Plan may be made pursuant to telephonic instructions from Participants and Beneficiaries or in accordance with such other procedures as the Committee may approve. Notwithstanding any other provision of the Plan to the contrary, the consummation of such transactions shall be made on dates determined in accordance with administrative procedures adopted by the Committee, consistent with the time of day and valuation requirements set forth below:

(i) Any single transaction directed by the Participant via telephone on a day when the New York Stock Exchange is open which is initiated during the call by the Participant prior to the close of trading on such a trading day will be valued based on the New York Stock Exchange closing price on the day such initiation occurs.

(ii) Transactions directed by the Participant via telephone which are so initiated by the Participant on or after the close of trading on such a trading day will be valued based on prices and net asset values determined as set forth in subparagraph (i) above for the next trading day.

(iii) In the event more than one transaction is initiated during the same telephone call on such a trading day, only those transactions initiated prior to such close of trading cutoff time will be valued based on the prices and net asset values determined as set forth above for that trading day.

(iv) The foregoing cutoff time and valuation rules shall also apply to transactions which may be directed under the Plan electronically over the Internet or using any form of paper medium. Forms must be received in accordance with established administrative procedures prior to the close of trading on the trading day in order for transactions to be valued based on prices and net asset values determined as set forth above on the date of receipt. Transactions which are directed on forms so received thereafter will be valued based on such prices and net asset values for the next trading day.

(v) Transactions covered by the foregoing time of day and valuation rules shall include but not be limited to investment changes, loans, withdrawals and distributions.

F. To the extent required by Code section 401(a)(2), it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Trust, for any part of the Trust corpus or income to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

ARTICLE 14

NOTICES AND COMMUNICATIONS

14.1. To Participants

All notices, reports and other communications to a Participant under or in connection with the Plan shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company or the Trust.

14.2. By Participants

All notices, instructions or other communications by a Participant to the Company or the Trust under or in connection with the Plan shall be duly given, made or delivered when received in the form specified by the Company or the Trust and at the location, or by the person, designated for receipt of such notice, instruction or other communication by the Company or the Trust.

ARTICLE 15

AMENDMENT OR TERMINATION

15.1 Amendment

A. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time, or from time to time. Without limitation, such amendment may include changes to (i) the rates of Pre-Tax Contributions which may be designated by a Participant, (ii) the rates of Company Matching Contributions, (iii) the rates of Company Retirement Contributions, (iv) the rates of Company Transitional Contributions, or (v) the investment options in which a Participant’s Account Balance may be invested.

B. The Board of Directors may delegate to the Committee the authority to amend this Plan.

C. No amendment shall be made to the Plan that (i) would have the effect of diverting any of the Trust from Participants or their Beneficiaries as provided in the Plan; (ii) would prevent the allowance as a deduction for Federal income tax purposes, and particularly under Code section 404, of any contribution made by an Employer to the Trust; (iii) would take the Plan and Trust out of the scope of Code sections 401, 402 and 501(a); (iv) would increase the duties of the Trustee without its consent; (v) would decrease a Participant’s vested interest in his Account in the Trust Fund; or (vi) would eliminate an optional form of benefit in violation of Code section 411(d)(6).

15.2. Termination

This Plan shall be irrevocable and binding as to all contributions made by the Employer to the Trust, but this Plan may be terminated at any time by resolution of the Board. If the Plan is terminated, or if a partial termination occurs (through a complete discontinuance of contributions or otherwise), each affected Participant shall have a 100% vested interest in his Account. If the Plan is terminated, the Account of each Participant shall be distributed to him (or to his Beneficiary, in the event of his death) as soon as practicable after the termination. An Affiliated Employer that has adopted the Plan may terminate its participation in the Plan at any time.

15.3. Merger, Consolidation or Transfer

A. In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to a benefit under such other plan immediately after the merger, consolidation, or transfer that is equal to or greater than his Account balance determined under this Plan immediately before the merger, consolidation or transfer.

B. This Section is intended only to implement sections 401(a)(12) and 414(l) of the Code and section 208 of ERISA and may not be construed to require anything more than those statutes require.

C. In particular, a merger or transfer under this Section will not be deemed to require any act or change in status that would be required by an actual termination, such as liquidation of the Trust Fund.

D. This Section is also not intended to guarantee Accounts at the level they were at immediately prior to a merger or transfer. Accounts may decrease in value following a merger or transfer just as in the ordinary course and the risk of any such decrease remains with the Participants.

ARTICLE 16

TOP-HEAVY PROVISIONS

16.1. Definitions

For purposes of this Article 16:

A. “Key Employee” means any Employee or former Employee (and the beneficiaries of such Employee or former Employee) who at any time during the determination period was (i) an officer of the employer if such individual’s annual Compensation exceeds $130,000 (adjusted as set forth in section 416(i)(1)(A) of the Code), (ii) a five-percent owner of the employer, or (iii) a one-percent owner of the employer who has an annual Compensation of more than $150,000. For purposes of clause (i), no more than 50 employees (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers. The determination period is the calendar year containing the determination date. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

B. “Top-heavy” means with respect to an Employer that any of the following conditions exists as of the Determination Date of such year:

(i) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

(ii) This Plan is a part of a Required Aggregation Group of plans (but is not part of a Permissive Aggregation Group) and the Top-heavy Ratio for the group of plans exceeds 60 percent, or

(iii) This Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-heavy Ratios for the Required Aggregation Group and for the Permissive Aggregation Group each exceed 60 percent.

C. “Top-heavy Ratio” for any defined contribution plan for an Employer means a fraction, the numerator of which is the aggregate of the accounts under the plan for all Key Employees (including any part of any account balance distributed in the one-year period ended on the determination date or, if the distribution is for a reason other than severance from employment, death or disability, the five-year period ended on the determination date) and the denominator of which is the aggregate of the accounts under the plan for all Participants (including any part of any account balance distributed in such one-year or five-year period ended on the determination date).

“Top-heavy Ratio” for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the defined contribution plan or plans for all Key Employees (including any part of any account balance distributed in the one-year period ending on the determination date(s) or, if the distribution is for a reason other than severance from employment, death or disability, the five-year period ended on the determination date) and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the defined contribution plan or plans for all Participants (including any part of any account balance distributed in such one-year or five-year period ending on the determination date(s)) and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are adjusted for any distribution of an accrued benefit made in the one-year period ending on the Determination Date or, if the distribution is for a reason other than severance from employment, death or disability, the five-year period ended on the determination date. The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second calendar years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed services for any employer maintaining the plan at any time during the one-year period ending on the determination date will be disregarded. The calculation of the Top-heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Employee contributions will be taken into account for purposes of computing the Top-heavy Ratio except amounts attributed to deductible employee contributions as defined in section 72(o)(5)(A) of the Code. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

D. “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

E. “Required Aggregation Group” means (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of section 401(a)(4) or 410 of the Code.

F. “Determination Date” for this Plan for any calendar year means the last day of the preceding calendar year and for any other plan means the last day of the preceding plan year for such plan.

G. “Valuation Date” means the date which is used to calculate the value of account balances or accrued benefits for purposes of determining the Top-heavy Ratio. In the case of this Plan, the Valuation Date shall be as of the Determination Date.

H. For purposes of this Article, the “Accrued Benefit” of any Employee other than a Key Employee shall be determined as if such benefit accrued no more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

16.2. Minimum Allocation

A. Except as otherwise provided in Paragraphs C and D below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant’s Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of the Participant’s failure to make mandatory employee contributions to the Plan.

B. For purposes of computing the minimum allocation, compensation will mean Compensation as defined in Article 1 of the Plan.

C. The provision in Paragraph A above shall not apply to any Participant who was not employed by the employer on the last day of the calendar year.

D. The provision in Paragraph A above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the employer and the employer has provided that the minimum allocation or benefit requirement applicable to Top-heavy plans will be met in the other plan or plans.

16.3. Top-Heavy Vesting

A. Except as provided in Paragraph D, the following table applies to all Accounts not otherwise fully Vested in any Plan Year for which this Plan is a Top-heavy Plan:

Full Years of Service	Vested Percentage
1	0%
2	0%
3 or more	100%

B. For purposes of Paragraph A, Years of Service are computed in the same manner as Service for vesting purposes is otherwise computed under the Plan.

C. No decrease in a Participant’s Vested percentage may occur in the event the Plan’s status as a Top-heavy Plan changes for any Plan Year. If the Plan’s vesting schedule shifts into or out of the schedule under subsection A for any Plan Year because of a change in the Plan’s Top-heavy status, such a shift is an amendment to the vesting schedule under subsection A.

D. The provisions of this Plan section do not apply to the Accounts of any Participant who does not have an Hour of Service after the Plan has initially become a Top-heavy Plan, and such Participant’s Account balance attributable to Employer contributions and Forfeitures, if any, will be determined without regard to this Section.

SIGNATURE PAGE

As evidence of its adoption of the Genworth Financial, Inc. Retirement and Savings Plan, the Committee, as authorized by the Board of Directors of the Company, has caused this document to be executed by a duly authorized officer as of the 20th day of July, 2005. The provisions of the Plan are intended to comply with the Internal Revenue Code of 1986 and subsequent legislation as currently applicable to the Plan, and the Plan is adopted subject to the Plan’s approval by the Internal Revenue Service.

GENWORTH FINANCIAL, INC.

By	/s/ Michael S. Laming
Michael S. Laming
Senior Vice President - Human Resources